EXHIBIT 10.13

GLOBALSCAPE, INC.

INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (the “Agreement”) is entered into between GlobalSCAPE, Inc., a Delaware corporation (the “Company”), and Tim Nicolaou (the “Optionee”) as of the 16th day of October, 2000 (the “Date of Grant”).  In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

1.             Grant of Option.  Under the terms and conditions of the Company’s 2000 Stock Option Plan (the “Plan”), which is incorporated herein by reference, the Company grants to the Optionee an option (the “Option”) to purchase from the Company all or any part of a total of Seven Hundred Thousand (700,000) shares of the Company’s Common Stock, par value $0.001 per share, at a price of $1.00 per share.

2.             Certain Defined Terms.  The terms “Disability,” “Termination Without Cause,”  “Termination for Employee’s Good Cause,” and “Change in Control” shall have the meaning given to them in that Employment Agreement between Optionee and Company executed November 7, 2000 effective October 16, 2000.

3.             Character of Option.  The Option is an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended; provided, however, that to the extent the Option does not qualify as an incentive option by virtue of exceeding the $100,000 limitation in Section 422(d) of such Code, the Option shall be treated as an option other than an incentive stock option.

4.             Term.  The Option will expire or terminate on the earlier of the day prior to the tenth anniversary of the Date of Grant or, in the event of the Optionee’s termination of service as an employee, director, or advisor of the Company, on the last day of the exercise period set forth in Section 5.

5.             Vesting; Exercisability.  Subject to any provisions of the Plan concerning exercisability and vesting of options, the Option shall vest according to the following schedule:

Plan Shares Vested

Period

200,000	The earlier of the date of a Company initial public offering or October 16, 2001
200,000	The earlier of the first anniversary of a Company initial public offering or October 16, 2002
100,000	October 16, 2001
100,000	October 16, 2002
100,000	October 16, 2003

The unvested portion of the Option shall vest immediately upon Optionee’s death, Disability, Termination Without Cause, Termination for Employee’s Good Cause, or a Change in Control.

The exercise period for any portion of this Option that does not qualify as an incentive option under Section 422 of the Code (as determined as of the vesting date), whether vested prior to or on the date of death, Disability, Termination Without Cause, Termination for Employee’s Good Cause, or a Change in Control, shall be six months from the date of such event if such event occurs on or before October 16, 2001, nine months from the date of such event if such event occurs after October 16, 2001 and before October 16, 2002, and twelve months from the date of such event if such event occurs on or after October 16, 2002.  The exercise period for any Option that is an Incentive Stock Option shall be the maximum time permitted by the Plan.

The unexercised portion of the Option from one period may be carried over to a subsequent period or periods, and the right of the Optionee to exercise the option as to such unexercised portion shall continue for the entire term.

6.             Procedure for Exercise.  Exercise of the Option or a portion thereof shall be effected by the giving of written notice to the Company by the Optionee in accordance with the Plan and payment of the purchase price prescribed in Section 1 above for the shares to be acquired pursuant to the exercise.

7.             Payment of Purchase Price.  Payment of the purchase price for any shares purchased pursuant to the Option shall be in accordance with the provisions of the Plan.

8.             Transfer of Options.  The Option may not be transferred except (i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and, during the lifetime of the Optionee, may be exercised only by the Optionee or by the Optionee’s legally authorized representative.

9.             Acceptance of the Plan.  The Option is granted subject to all of the applicable terms and provisions of the Plan, and such terms and provisions are incorporated by reference herein.  The Optionee hereby accepts and agrees to be bound by all the terms and conditions of the Plan.

10.          Amendment.  This Agreement may be amended by an instrument in writing signed by both the Company and the Optionee.

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11.          Miscellaneous.  This Agreement will be construed and enforced in accordance with the laws of the State of Texas and will be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guarantor or other legal representative of the Optionee.

Executed to be effective as of the date set forth above.

GLOBALSCAPE, INC.

By:	/s/ Arthur L. Smith
Name:	Arthur L. Smith
Its:	Chairman of the Board of Directors
Date:	2-13-01

/s/ Tim Nicolaou
Tim Nicolaou

[Social Security No]

Social Security Number of Optionee: